UNITED STATES
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FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Ken Gosnell	Thomas Hushen
(856) 342-6081	(856) 342-5227
ken_gosnell@campbellsoup.com	thomas_hushen@campbellsoup.com

CAMPBELL FILES INVESTOR PRESENTATION

Highlights Strengths of Go-Forward Strategy and Highly Qualified Board of Directors

Outlines Unacceptable Risk Associated with Third Point's Lack of a Cogent Plan and Underqualified Directors

Urges Shareholders to Vote the GOLD Proxy Card

CAMDEN, N.J., Oct. 12, 2018—Campbell Soup Company (NYSE: CPB) announced today it has filed an investor presentation with the U.S. Securities and Exchange Commission in connection with its 2018 Annual Meeting of Shareholders, scheduled for Nov. 29, 2018.

In the presentation, Campbell provides additional perspective around its performance over the last 18 months; highlights the strength of its recently announced plan to revitalize the company and maximize value; outlines why Third Point's actions and nominees are not aligned with shareholders' interest; and reiterates the Campbell Board's complete alignment and commitment to deliver value for all shareholders.

A copy of the presentation can be found on www.sec.gov, as well as on Campbell's shareholder resources website, www.CampbellsStrategy.com, and Campbell's investor relations website ,www.investor.campbellsoupcompany.com.

Campbell strongly recommends that shareholders vote to support the current Campbell Board of Directors with a vote on the GOLD proxy card.

If you have questions or need assistance, please contact: INNISFREE M&A Incorporated Shareholders Call Toll-Free: (877) 687-1866 Banks & Brokers Call Collect: (212) 750-5833

About Campbell Soup Company
Campbell (NYSE:CPB) is driven and inspired by our Purpose, "Real food that matters for life's moments." For generations, people have trusted Campbell to provide authentic, flavorful and affordable snacks, soups and simple meals, and beverages. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet's natural resources. The company is a member of the Standard and Poor's 500 and the Dow Jones Sustainability Indexes. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo. To learn more about how we make our food and the choices behind the ingredients we use, visit www.whatsinmyfood.com.

Forward-Looking Statements
This release contains "forward-looking statements" that reflect the company's current expectations about the impact of its future plans and performance on the company's business or financial results. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company's actual results to vary materially from those anticipated or expressed in any forward-looking statement include: (1) the company's ability to execute on and realize the expected benefits from the actions it intends to take as a result of its recent strategy and portfolio review, (2) the ability to differentiate its products and protect its category leading positions, especially in soup; (3) the ability to complete and to realize the projected benefits of planned divestitures and other business portfolio changes; (4) the ability to realize the projected benefits, including cost synergies, from the recent acquisitions of Snyder's-Lance and Pacific Foods; (5) the ability to realize projected cost savings and benefits from its efficiency and/or restructuring initiatives; (6) the company's indebtedness and ability to pay such indebtedness; (7) disruptions to the company's supply chain, including fluctuations in the supply of and inflation in energy and raw and packaging materials cost; (8) the company's ability to manage changes to its organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; (9) the impact of strong competitive responses to the company's efforts to leverage its brand power with product innovation, promotional programs and new advertising; (10) the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies; (11) changes in consumer demand for the company's products and favorable perception of the company's brands; (12) changing inventory management practices by certain of the company's key customers; (13) a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of the company's key customers maintain significance to the company's business; (14) product quality and safety issues, including recalls and product liabilities; (15) the costs, disruption and diversion of management's attention associated with campaigns commenced by activist investors; (16) the uncertainties of litigation and regulatory actions against the company; (17) the possible disruption to the independent contractor distribution models used by certain of the company's businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; (18) the impact of non-U.S. operations, including trade restrictions, public corruption and compliance with foreign laws and regulations; (19) impairment to goodwill or other intangible assets; (20) the company's ability to protect its intellectual property rights; (21) increased liabilities and costs related to the company's defined benefit pension plans; (22) a material failure in or breach of the company's information technology systems; (23) the company's ability to attract and retain key talent; (24) changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions, law, regulation and other external factors; (25) unforeseen business disruptions in one or more of the company's markets due to political instability, civil disobedience, terrorism, armed hostilities, extreme weather conditions, natural disasters or other calamities; and (26) other factors described in the company's most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Important Additional Information and Where to Find It
Campbell has filed a definitive proxy statement on Schedule 14A and form of associated GOLD Proxy Card with the Securities and Exchange Commission ("SEC") in connection with the solicitation of proxies for its 2018 Annual Meeting of Shareholders (the "Definitive Proxy Statement"). Campbell, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2018 Annual Meeting. Information regarding the names of Campbell's directors and executive officers and their respective interests in the company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of Campbell's Board of Directors for election at the 2018 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING GOLD PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that Campbell files with the SEC from the SEC's website at www.sec.gov or Campbell's website at www.investor.campbellsoupcompany.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

 Preliminary Working Draft  October 12, 2018

 Forward-Looking Statements  This presentation contains “forward-looking statements” that reflect our current expectations about the impact of future plans and performance on our business or financial results. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause actual results to vary materially from those anticipated or expressed in any forward-looking statement include: our ability to execute on and realize the expected benefits from the actions we intend to take as a result of our recent strategy and portfolio review; our ability to differentiate our products and protect our category leading positions, especially in soup; our ability to complete and to realize the projected benefits of planned divestitures and other business portfolio changes; our ability to realize the projected benefits, including cost synergies, from the recent acquisitions of Snyder's-Lance and Pacific Foods; our ability to realize projected cost savings and benefits from efficiency and/or restructuring initiatives; our indebtedness and ability to pay such indebtedness; disruptions to our supply chain, including fluctuations in the supply of and inflation in energy and raw and packaging materials cost; our ability to manage changes to our organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; the impact of strong competitive responses to our efforts to leverage brand power with product innovation, promotional programs and new advertising; the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies; changes in consumer demand for our products and favorable perception of our brands; changing inventory management practices by certain of our key customers; a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of our key customers maintain significance to our business; product quality and safety issues, including recalls and product liabilities; the costs, disruption and diversion of management’s attention associated with campaigns commenced by activist investors; the uncertainties of litigation and regulatory actions against us; the possible disruption to the independent contractor distribution models used by certain of our businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; the impact of non-U.S. operations, including trade restrictions, public corruption and compliance with foreign laws and regulations; impairment to goodwill or other intangible assets; our ability to protect our intellectual property rights; increased liabilities and costs related to our defined benefit pension plans; a material failure in or a breach of our information technology systems; our ability to attract and retain key talent; changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions, law, regulation and other external factors; unforeseen business disruptions in one or more of our markets due to political instability, civil disobedience, terrorism, armed hostilities, extreme weather conditions, natural disasters or other calamities; and other factors described in our most recent Form 10-K and subsequent Securities and Exchange Commission filings. We disclaim any obligation or intent to update these statements to reflect new information or future events.  2

 Important Additional Information and Where to Find It  Campbell has filed a definitive proxy statement on Schedule 14A and form of associated GOLD Proxy Card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2018 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). Campbell, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2018 Annual Meeting. Information regarding the names of Campbell’s directors and executive officers and their respective interests in the company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of Campbell’s Board of Directors for election at the 2018 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING GOLD PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that Campbell files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at investor.campbellsoupcompany.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.  3

   4  Overview    Campbell: Where We Areand How We Got Here  The Campbell Board’s Plan to Revitalize a Great Company  Third Point’s Empty Agenda      The Situation    OurSolution    TheRisk  The Campbell Board Strongly Believes Its Strategic Plan to Improve the Focus and Financial Performance of the Company Represents the Best Path Forward to Maximize Shareholder Value

 5  The Situation:Campbell: Where We Are and How We Got Here

Our Industry Has Been Undergoing Profound Change

Factors Impacting Branded Food

- Consumer megatrend of health & well-being
- Evolving consumer preferences
- Inflationary cost environment
- Demographic shifts
- Dynamic retail environment and new channels
- Growth of private label

Industry Growth Has Slowed Over a Decade



Average Annual Organic Growth (Rolling 4 Quarters)[1]
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
Decelerating trends since 2016

Food Companies Need to Evolve

- Reset growth expectations for certain brands and categories
- Continue driving cost efficiencies
- Invest aggressively in innovation
- Rethink strategies to improve advertising, sales and marketing techniques
- Emphasize capital efficiency

1. Wall Street Research. Average annual organic growth based on rolling 4 quarters. Includes Campbell, Conagra, General Mills, Hershey, Kellogg, Kraft Heinz, Mondelez, Pinnacle Foods, JM Smucker. Reflects data as available.

Campbell's
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   7  Sources: Wall Street Research.  Universal Acknowledgment That All Food Companies Must Adapt Their Strategies and Financial Targets  “The US Packaged Food industry is undergoing disruptive change: decelerating sales growth, changing food preferences… driving a new era of industry challenges.” UBS (August 30, 2018)  “In a slow sales environment, global food giants need a new growth formula. Danone and Unilever are both buying higher-growth companies and using fashionable cost-cutting philosophies to improve profitability. Bigger rival Nestlé, which reported its half-year earnings on Thursday, is trying too, but less convincingly.” Reuters Breakingviews (July 27, 2017)  “Consumers have had an increased inclination to have a healthier diet, and the plant-based food market is the next target for these consumers. While the industry is still very small, we expect the influx of start-up businesses entering the market to expand rapidly and gain market share at the expense of traditional branded foods companies…” Credit Suisse (September 28, 2018)  “Instead of promoting canned soup, cereal and cookies from companies like Kraft Heinz, Kellogg and Mondelez International grocery stores are choosing to give better play to fresh food, prepared hot meals, and items from local upstarts more in favor with increasingly health-conscious consumers... The shift in shopper preferences started several years ago, but its impact on big food makers is intensifying now because of added pressure from retailers.” The Wall Street Journal (April 30, 2017)  Representative Industry Points of View

   8  Sources: Wall Street Research.  We and the Rest of the Food Industry Have All Faced Significant Industry Challenges That Require Action  “From an industry standpoint, we continue to see pretty challenging conditions, including a dynamic retail and consumer landscape, a very competitive environment and ongoing commodity inflation.” (July 10, 2018)  Recent Food Industry Commentary  “Malaise around the industry narrative has been undeniable…from absence of growth prospects to challenges around pricing power.” (September 4, 2018)  “The surge in transportation costs has been well documented, and we've also seen an increase in inflation for many other cost inputs.”(August 2, 2018)  “At the same time, we've been challenged by sharp increases in supply chain cost that have negatively impacted our bottom line outlook.” (March 21, 2018)

Specifically, Campbell Pursued a Multi-Faceted Growth Strategy

Industry Dynamic	Campbell's Response
Consumer Megatrend of Health & Well-Being	• Created a platform to penetrate the growing sector via Campbell Fresh
Evolving Consumer Preferences	• Adapted innovation to drive growth and consumer engagement • Pursued acquisitions of disruptor and snacking brands to align with consumer trends • Leveraged venture capital to incubate novel ideas
Inflationary Cost Environment	• Implemented significant cost savings programs to preserve profitability, margins and cash flow
Soup Category Challenges	• Innovated and utilized advertising and marketing to attract new users • Acquired Pacific Foods, a leading producer of organic broth and soup • Announced plan to focus on four key brands, target specific consumer populations and optimize the supply chain

Campbell's
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Historically, Our Returns Were in Line with Peers Through Fiscal 2016

30-Year TSR at FY2016 End



1,235%
1,517%
1,567%
2,711%
3,744%
Kellogg
Campbell
Conagra
J.M. Smucker
General Mills

25-Year TSR at FY2016 End



468%
501%
543%
798%
1,011%
Campbell
Kellogg
Conagra
J.M. Smucker
General Mills

10-Year TSR at FY2016 End



115%
117%
171%
252%
309%
Campbell
Kellogg
Conagra
General Mills
J.M. Smucker

5-Year TSR at FY2016 End



76%
118%
120%
121%
122%
Kellogg
General Mills
Campbell
J.M. Smucker
Conagra

3-Year TSR at FY2016 End



43%
48%
50%
52%
58%
J.M. Smucker
Kellogg
Conagra
Campbell
General Mills

1-Year TSR at FY2016 End



14%
23%
27%
29%
29%
Conagra
J.M. Smucker
Kellogg
General Mills
Campbell

Source: FactSet as of August 31, 2016.
Note: Peers considered include selected food companies with portfolios with center-of-store exposure; Kraft Heinz excluded because of lack of historical data. FY2016 end reflects August 31, 2016 (day prior to FY2016 Full-Year Earnings Release).

Campbell's
10

 11  30-Year Stock Price Performance - Campbell vs S&P 500  Our Performance Since FY2016 Has Been Unacceptable,but Is a Break from Our 30 Year History…  Source: Bloomberg as of October 5, 2018.

 …And Is Not Unlike the Recent Share Price Declines in the Overall Food Industry  12  Source: Market data as of October 5, 2018.1. Center of Store Peers includes General Mills, Conagra, Kellogg, J.M. Smucker and Kraft Heinz; Market Weighted. FY2016 End considered August 31, 2016 (day prior to FY2016 Full Year Earnings Release).  Stock Price Performance Since FY2016 End - Campbell vs. S&P 500 and Center of Store Peers1

The Board Appropriately Took Action During This Period of Underperformance

- **Numerous actions and changes in strategy taken under prior CEO had mixed success**
  - Cost cutting was highly successful and pivot to snacking was well-grounded
  - However, Fresh and core businesses were more challenged
- **The Board recognized the lack of execution and associated underperformance and took action:**
  - President of Americas Simple Meals and Beverages removed in March 2018
  - COO named in April 2018
  - President of Campbell Fresh replaced in April 2018
  - President of Americas Simple Meals and Beverages replaced in May 2018
  - Head of HR replaced in July 2018
  - Head of R&D replaced in September 2018
- **CEO change: In May 2018, following a review of the Company's results, the Board initiated a dialogue with then-CEO Denise Morrison, expressing its dissatisfaction.**
  - After further discussion, Ms. Morrison agreed with the Board that she would retire, and the Board replaced her immediately with interim CEO Keith McLoughlin, and launched a permanent CEO search process.
  - Campbell expects to select the Company's next CEO upon finding the best candidate, which we expect to do by the end of calendar year.
- **Simultaneously, the Board launched a thorough and objective strategic review of the Company with best-in-class independent advisors to develop a path forward that maximizes shareholder value.**
- **After considerable analysis that encompassed a thorough review of a full slate of options, the Board concluded that the best path forward to maximize shareholder value at this time is to:**
  - Focus Campbell on two distinct businesses
  - Pursue divestitures of non-core businesses to significantly pay down debt
  - Increase cost savings targets
  - Improve cash flow through working capital efficiencies and more disciplined capital expenditures

13

       We Have Publicly Assessed Our Own Performance with Candor  “A person who never made a mistake never tried anything new.” - Albert Einstein  14    Challenges    Strengths  “We lost focus strategically. We had too many initiatives that made the Company unnecessarily complex.”“We aggressively pursued the important consumer mega-trend of health & well-being, without having clarity on our source of uniqueness or whether we brought a competitive advantage to the space.”“We lost focus within our products and brands. We did not manage our portfolio in a differentiated manner.” “We lost focus in process and execution. Our management processes lacked the necessary operating discipline.”“And finally, we didn’t have a culture of accountability, which led to poor execution.”  “We have scale and market competencies within our core CPG categories – the majority of which are in growing segments.”“We have strong supply chain and manufacturing capabilities – where we have a heritage of making great tasting real food that is both affordable and convenient.”“We know how to reduce costs and have consistently delivered our cost savings programs ahead of schedule.” “We have solid margins and cash flow generation.”“Campbell has a deep keel. As a 150-year old company, we have talent capability and commitment that is both broad and deep.”Snyder’s-Lance and Pacific Foods both “bring valuable and growing brands that align with, and complement our core capabilities.”  Our Assessment

 15  Our Solution:The Campbell Board’s Plan to Revitalize a Great Company

 What Campbell Is Doing Right Now to Improve Performance  The Campbell Board is active and engaged, having identified the need for change, and is implementing a plan to make Campbell strongerSimplify, focus & optimize portfolio to focus on core North American marketDivest non-core businesses, using the proceeds to pay down debtImprove execution, speed and efficiency, through additional cost savings programContinued commitment to our dividendCampbell strongly believes it has the right plan, to be executed by a new management team, and an active Board with the skills and experience to oversee it  The Campbell Board will continue to seriously consider other strategic options if they can demonstrably enhance shareholder value beyond what we confidently believe can be achieved from executing our August 30th plan  16

The Campbell Board Has Been Driving Change Long Before Third Point Bought ONE Share of Stock



Board Fully Knowledgeable of Performance and Challenges and Took Action
Strategic Review Launched with Highly Qualified Interim CEO and All Options On The Table
Feb 2016 Keith McLoughlin added to the Board
Mar 2017 Fabiola Arredondo added to the Board
Jul 6 Campbell announces acquisition of Pacific Foods
Nov 15 Howard Averill added to the Board
Dec 18 Campbell announces acquisition of Snyder's-Lance
Mar 19 President of Americas Simple M&B removed
Mar 21 Tessa Hilado added to the Board
Apr 5 Campbell names Luca Mignini COO and Ana Dominguez President of C-Fresh
May 18 Denise Morrison departs; Keith McLoughlin named interim CEO
May 18 Campbell announces CEO Transition Plan & Strategic Review
May 23 Roberto Leopardi named President, Meals & Beverages
Jul 11 Diego Palmieri named CMO and VP, Meals & Beverages
July 18 Xavier Boza named Head of HR
Aug 30 Campbell announces renewed strategy which includes the sale of its International and Fresh units
September 10 Craig Slavtcheff named Head of R&D
2016 2017 2018
Aug 2017 - Feb 2018 Third Point held short position in Campbell of over 2 million shares
Jun 29 Third Point provides a letter to the Board stating its intention to acquire voting stock
Aug 9 Third Point files 13D urging Campbell to explore a sale
Aug 22 Mr. Loeb sends a letter to the Chairman of the Board expressing his view that the Company should be sold
Sep 7 Third Point nominates a full slate of 12 candidates to replace current Board members
KEY:
Board Changes
Management Changes
Strategic Acquisitions
Strategic Updates
Third Point Actions

Campbell's
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STRONG PROCESS: Comprehensive, Board-led Strategy and Portfolio Review

Strategy and Portfolio Review Highlights

- **Highly engaged Board and Leadership team**
- **Best-in-class outside advisors engaged**
  - Objective review of alternatives
- **Considered full range of strategic options to maximize shareholder value**
  - Divest assets and businesses
  - Enhance strategy and margins
  - Split the company
  - Sale of company
- **Considered all factors that led to operational challenges**
  - Poor execution in Fresh and Soup
  - Portfolio complexity
  - Inadequate capital and resource allocation
  - Industry headwinds

- **Building on key strengths**
  - Iconic brands with strong market positions
  - Scale and strong competencies within core CPG categories
  - Strong supply chain and manufacturing capabilities
  - Successful multi-year cost savings programs
  - Solid margins and cash flow generation
- **Factoring all relevant elements for all stakeholders**
  - Shareholder value creation
  - All industry and business-related risks
  - Urgency of change



Campbell's

18

  Simplify, focus & optimize portfolio Divest non-core businesses, including Campbell International and Campbell Fresh; proceeds to be used to significantly reduce debt; target of 3.0x EBITDA1 leverage ratio by end of FY2021 Improve execution, speed & efficiency, including an additional $150M cost savings program Continued commitment to paying our dividend More focused company that preserves all strategic alternatives going forward  STRONG PLAN: Campbell’s Strategic Path Forward  19    1  Our Best Path Forward to Maximize Shareholder Value          2  3  4  5   1. A non-GAAP reconciliation is not provided since certain items are not estimable, such as pension and postretirement mark-to-market adjustments, and these items are not considered to reflect the company’s ongoing business results.

   20  Sources: Public Filings.1. IRI MULO L52W through 6/24/18; IRI MULO L52W through 7/29/18; Market Position determined by Manufacturer rank.2. IRI All-Outlet for 52 Weeks Ending 7/29/18.3. Campbell's consumer perception survey conducted July 2018.  Leading market share in 6 categories (#1 or #2) including Soup, Italian Sauce, Mexican Sauce, Crackers, Pretzels and Kettle Chips1More than 95% of all U.S. households have a Campbell product in their home2Ranked higher than competitors in taste across of 7 of 8 categories in which it competes3  Campbell Snacks                                      Campbell Meals & Beverages                                        Campbell’s New Structure Focuses on Fast Growing Snacks and High Margin Meals and Beverages  STRONG PLAN: Our Focus Will Build a Stronger Company     1

1 STRONG PLAN: Our Focus Will Build a Stronger Company (cont.)

Growing Our Campbell Snacks Franchise

Goldfish
- Increasing capacity and investments in innovation, marketing and e-commerce
- Positioning as healthier alternative to other snacks

Pepperidge Farm – Milano & Farmhouse
- Leveraging consumer preference for taste & quality
- Increasing capacity to respond to higher demand

Snyder's of Hanover
- Most recommended pretzel brand and highest customer satisfaction
- Investing in innovations and marketing

Kettle Brand / Cape Cod
- Investing to capture incremental revenue & margin
- Strong real food credentials, healthier ingredients

Late July
- Investing in innovation, marketing and e-commerce
- Leveraging organic credentials to grow share

Stabilizing U.S. Soup

Pacific Foods
- Targeting higher-income, older millennials
- Increasing scale distribution into mass & grocery & reducing manufacturing cost
- Leveraging brand position in natural channel to introduce new innovations

Campbell's
- Targeting Gen-X consumers and cooking segment
- Focusing marketing messaging on easy, affordable, delicious meal solutions

Swanson
- Marketing portfolio strategy to increase share of shelf
- Building differentiation through cooking expertise
- Optimizing marketing and trade efficiencies

Campbell's Chunky
- Sustaining Chunky franchise and clarifying roles of sub-brands
- Focusing on convenience

Campbell's

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2 STRONG PLAN:
Pursuing Non-Core Business Divestitures

Campbell International

ARNOTT'S — #1 biscuit brand in Australia

Kelsen (Part of Campbell's) — A leading supplier of Danish butter cookies in China and Hong Kong

Operations in

- Indonesia
- Malaysia
- Hong Kong
- Japan

Campbell Fresh

Bolthouse Farms — Portfolio consists of organic beverages, dressings, and carrots

Garden Fresh Gourmet — Portfolio consists of refrigerated salsa, hummus, and dips

---

- Proposed divestitures represented ~$2.1 billion in annual net sales (FY2018)
- Financial advisors engaged / work commenced
- Proceeds to be used to pay down debt and strengthen balance sheet; target of 3.0x EBITDA[1] leverage ratio by the end of 2021
- Additional actions to further focus and refine portfolio against go-forward strategy
- The Board and Management team are committed to deleveraging the company and retaining an investment grade credit rating

1. A non-GAAP reconciliation is not provided since certain items are not estimable, such as pension and postretirement mark-to-market adjustments, and these items are not considered to reflect the company's ongoing business results.

Campbell's
22

 23  Expanding cost savings efforts by $150 million by FY2022Streamline organization, expand ZBB and optimize manufacturing networkIncremental to existing $500 million program and previously announced $295 million in target savings from Snyder’s-Lance integrationTotal savings target of $945 million by end of FY2022Additional $350 million in targeted free cash flow through efficiencies in working capital and capital expenditures by FY2022  $420M  $500M  $295M  $150M        Previous Target  Snyder’s-Lance Savings  Announced 8/30  $945M  $35M   FY18 Snyder’s-Lance Savings    Targets  Through FY18  $455M  STRONG PLAN: Increased Cost Savings and Capital Efficiency    3

    $9.1 billion of cumulative dividends paid in last 28 fiscal years~ $11.2 billion of cumulative share repurchases in last 28 fiscal years  $20.3 billion of total capital returned to shareholders in last 28 fiscal years  Total Capital Return  24  Growth in Dividend Paid/Share  Campbell remains committed to a strong, consistent dividend    1. Compound Annual Growth Rate  STRONG PLAN: Continued Commitment to Returning Capital to Shareholders    4

5 STRONG PLAN: A More Focused Company That Preserves All Strategic Alternatives Going Forward

	Campbell Today	Campbell Tomorrow
Business Divisions	3 divisions	2 divisions
Brand Focus	Varying portfolio roles	2 focused priorities
Business Mix	~ 35% US Snacks	~ 50% US Snacks
Leverage	Debt: $9.9 billion	~ 3.0x[1] (FY2021 Target)
Available Strategic Alternatives	• Improve portfolio and execution • Split of the company with non-integrated snacking units and non-core businesses • Sale of non-optimized company	• Grow optimized company • Split of two more focused divisions with snacking integration complete • Sale of optimized company

Source: Company presentations.
1. A non-GAAP reconciliation is not provided since certain items are not estimable, such as pension and postretirement mark-to-market adjustments, and these items are not considered to reflect the company's ongoing business results.

Campbell's
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STRONG TEAM: Transformed Management Team with Deep Bench of Talent

Name		Experience
	**Keith McLoughlin** *Interim President and Chief Executive Officer*	Electrolux, DuPont
	**Anthony DiSilvestro** *SVP & Chief Financial Officer*	Scott
	**Luca Mignini** *SVP & Chief Operating Officer*	Findus, SC Johnson
	**Roberto Leopardi** *President, Campbell Meals & Beverages*	Nestlé, SC Johnson
	**Carlos Abrams-Rivera** *President, Campbell Snacks*	Mondelēz International, Kraft

Name		Experience
	**Adam Ciongoli** *SVP & General Counsel*	Lincoln Financial Group, U.S. Department of Justice seal, Willis
	**Emily Waldorf** *SVP, Corporate Strategy*	Discovery Communications, AT&T
	**Craig Slavtcheff** *VP & Head of R&D*	Unilever, Henkel
	**Bob Furbee** *SVP, Global Supply Chain*	Campbell's
	**Xavier Boza** *SVP & Chief Human Resources Officer*	Kellogg's, Kraft, Abbott

Executives added since 2015

Campbell's Management Team Is Composed of Proven and Experienced Leaders

Campbell's
26

 The Board took decisive action to install a highly qualified interim CEO to lead the Company until the search process is completeThe Board, with the support of leading candidate assessment and executive search firms, has been examining qualified candidates for months who possess a track record of proven results and achievementA number of highly qualified candidates have expressed interest in the opportunityCampbell expects to select the Company’s next CEO upon finding the best candidate, which we expect to do by the end of the calendar year  Ongoing Chief Executive Officer Search  STRONG TEAM: Our CEO Search Is Well Underway  27  The Board is focused on maintaining its thoughtful approach to ensure that the next choice for CEO is the best long-term fit for the Company and its plan

STRONG BOARD: Campbell Has Best-In-Class Governance Practices

Business Leaders with Track Record of Success	• Strong mix of industry experience, operational expertise, long-term shareholder perspectives, financial expertise and global public company expertise • Track-record in other management roles and directorships at public companies
Independent, Diverse and Refreshed Board	• 11 out of 12 directors are independent (Mr. Keith McLoughlin, as the interim CEO, is the only management director, and was independent when appointed to the Board) • 4 out of 12 directors are female • Ongoing refreshment: 4 new independent directors added since 2016, and 5 since 2014
Significant Actions to Move the Company Forward	• Strong and timely actions to strengthen Campbell's long-term positioning • Launched comprehensive, Board-led strategy and portfolio review (all options on the table) • Reviewed all potential paths to maximize shareholder value; approved and announced optimal path forward, at this time, to maximize value • Open to considering other alternatives to maximize value for shareholders • Implemented CEO succession plan • Search for permanent CEO involving internal and external candidates • Refreshed senior management over prior 12 months
Corporate Governance Best-Practices	• Annual election of directors • Independent Board • Annual Board, committee and director evaluations • Majority voting standard (in uncontested elections) • Single class of stock

Campbell's
28

STRONG BOARD: The Campbell Board has Relevant Skills that Align with our Strategy  29  Director Nominees  Senior Leadership 75%  Food or Consumer Products Industry 66%  Marketing 50%  Strategic Transactions; M&A 66%  Capital Allocation 92%  Financial Expertise 50%  Information Technologies   Significant Shareholder  25%  Corporate Governance 83%  Public Company Board Experience 66%  Skills & Experience  33%  Note: Percentages correspond to % of BOD    12NOMINEES

 30  The Risk:Third Point’s Empty Agenda

   All Approaches Presented by Third Point Appear to be Aimed Exclusively at a Sale of the Company   “Campbell is an iconic asset that could command an attractive price from multiple parties.”Third Point, Presentation, Oct. 1, 2018   “Only a reconstituted Board… will be able to objectively explore all strategic alternatives, including a sale of the Issuer or other business combination” George Strawbridge, Jr., 13D Filing, Aug. 9, 2018   “The only justifiable outcome of the strategic review is for the Issuer to be sold to a strategic buyer.” Third Point, 13D Filing, Aug. 9, 2018   Campbell evaluated a sale and will continue to do so if it can be shown to increase value relative to the plans outlined in our strategy and portfolio review  31  Source: Public Filings.

 8.2% annualized TSR over 30 year period despite recent performance  Source: Bloomberg, as of October 5, 2018.Note: FY2016 End considered August 31, 2016 (day prior to FY2016 Full Year Earnings Release).1. Third Point LLC’s “Refresh the Recipe” presentation, released October 1, 2018.  Third Point refers to “extreme underperformance in Campbell shares… over last 20 years”1, as of September 28, 2018, cherry-picking data to mislead shareholders    Third Point Starting Point    Third Point Ending Point  FY2016 End  In the last 2 years, the industry and the company have been under stress  30-Year Trend Line  Campbell’s Long-Term Performance Is Misconstrued by Third Point’s Selective Reference Points  32

 Third Point’s Slate Is Not in the Best Interest of All Shareholders  Director nominees are not qualified to oversee the CompanyNo incremental ideas proposed for how to run the businessDespite claiming openness, has publicly called for a sale as the only option with a recommended range of acquisition valuationsThird Point has bet against Campbell and its shareholders, holding cumulative short positions of over 2 million shares of the Company’s stock between August 2017and February 2018  33

 Third Point’s Empty Plan Is Full of Simple Generalizations and Vague Recommendations  Third Point’s “Plan” Underscores Their SuperficialUnderstanding of the Company  Generalizations  Third Point Action Plan?  “Focus on growing soup business”  O None  “Stem margin declines in fresh food through more disciplined cost management”  O None  “Make product offerings more relevant to modern consumers”  O None  “Repair damaged relationships with key retail partners”  O None  “Outperform broader snacking category through smart innovation in core brands”  O None  “Simplify highly complex routes to market (over time)”  O None  34

 Third Point Has Failed to Put Forward Any Ideas Not Already Considered or Included in the Board’s Plan  Third Point’s Ideas  New Idea?  Campbell’s Plan  Turnaround Soup  No!  Outlined plan on 8/30  Stabilize Fresh Food  No!  Divesting C-Fresh; outlined rationale on 8/30  Renovate & Innovate  No!  Core tenet of any branded food business; do this daily  Improve Retailer Relationships  No!  Strong working relationships with our customers  Innovate & Grow  No!  Outlined plan on 8/30  Execute on Deal Synergies  No!  Focused on this from day 1 of Snyder’s-Lance close  Re-Shape Portfolio  No!  Outlined plan on 8/30; remain committed to evaluating all options if any can demonstrably enhance value for all shareholders  Optimize DSD Network  No!  Part of original Snyder’s-Lance savings and 8/30 plan; DSD is an important competitive advantage  Attract World-Class Operating Team  No!  Refreshed management team; comprehensive CEO search underway  Sale of All or Part of the Company  No!  Considered a full slate of options as part of strategic review  Meals & Beverages  Snacks  Third Point has offered NO new ideas and instead seems focused on a one-point agenda  35

 Third Point’s Nominees Lack the Experience of our Current Board       * In the past 5 years  36    Existing Board  Third Point Nominees  Public Company CEO Experience  5 P  1 O  Experience in Food / CPG Industry  8 P  5 O  Financial Expertise  6 P  4 O  Operational Experience  9 P  3 O  Marketing Experience  6 P  3 O  Outside Public Company Board Experience*  8 P  6 O  Open to All Strategies, Including and Beyond a Sale of the Company  12 P  0 O  * In the past 5 years

   Third Point Poses an Unacceptable Risk  37  Third Point has not offered a thoughtful plan to improve Campbell  Third Point’s plan is full of generalizations and business school buzz words  Third Point has a one point agenda: to sell the Company

 Our Commitment:The Campbell Board’s Full Commitment to Maximizing Shareholder Value  38

 39  The Campbell Board’s Commitment  After a thorough, Board-led strategic review, Campbell strongly believes it has:Plan in place to maximize value for all shareholdersTeam actively executing against the planActive Board with the skill and experience to oversee the planOur Commitment to You:The Campbell Board is dedicated to urgently improving Campbell’s performance and will continue to seriously consider other strategic options that can enhance value beyond our planWe strongly recommend you Vote Gold  Vote the Gold Proxy Card Today. Your Vote is Extremely Important.  P  P  P  P

 Preliminary Working Draft  October 12, 2018